UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
SECURITIES EXCHANGE ACT OF 1934

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RF INDUSTRIES, LTD.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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RF INDUSTRIES, LTD.
7610 Miramar Road
San Diego, California 92126

NOTICE IS HEREBY GIVEN THAT THE ANNUAL MEETING OF STOCKHOLDERS
WILL BE HELD ON SEPTEMBER 8, 2016

An Annual Meeting of Stockholders of RF Industries, Ltd., a Nevada corporation (the “Company”), will be held at the offices of TroyGould PC, 1801 Century Park East, 16th Floor, Los Angeles, California, 90067 on Thursday, September 8, 2016, at 10:00 a.m., for the following purposes:

1.	To elect one member of the Company’s Board of Directors to serve until the 2019 Annual Meeting of Stockholders.

2.	To conduct an advisory vote on the compensation of the Company’s named executive officers as disclosed in this proxy statement.

3.	To ratify the selection of CohnReznick LLP as the Company’s independent registered public accounting firm for the fiscal year ending October 31, 2016.

4.	To transact such other business as may properly come before the Annual Meeting of Stockholders or any adjournment thereof.

The Board of Directors has fixed the close of business on July 15, 2016 as the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting of Stockholders or any adjournment thereof.

We are pleased to take advantage of Securities and Exchange Commission rules that allow companies to furnish their proxy materials over the Internet. We are mailing to many of our stockholders a Notice of Internet Availability of Proxy Materials instead of a paper copy of our proxy materials and our 2015 Annual Report on Form 10-K. The Notice contains instructions on how to access those documents and to cast your vote via the Internet. The Notice also contains instructions on how to request a paper copy of our proxy materials and our 2015 Annual Report on Form 10-K. All stockholders who do not receive a Notice will receive a paper copy of the proxy materials and the Annual Report by mail. This process allows us to provide our stockholders with the information they need on a more timely basis, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials.

Whether or not you plan to attend, it is important that your shares be represented and voted at the meeting. I urge you, therefore, to return a signed proxy card or vote by telephone or over the Internet, so that you can be sure your votes are properly counted, even if you plan to attend the meeting. Information about voting procedures can be found in the proxy statement.

I hope you will join us.

By Order of the Board of Directors, Johnny Walker President and CEO

San Diego, California

July 25, 2016

RF INDUSTRIES, LTD.
7610 Miramar Road
San Diego, California 92126

______________________________

PROXY STATEMENT

______________________________

General

The enclosed Proxy is solicited on behalf of the Board of Directors of RF Industries, Ltd., a Nevada corporation (the “Company”), for use at the Annual Meeting of Stockholders (“Annual Meeting”) to be held on Thursday, September 8, 2016, at 10:00 a.m. local time, or at any adjournment or postponement thereof. The Annual Meeting will be held at the offices of TroyGould PC, 1801 Century Park East, 16th Floor, Los Angeles, California, 90067.

The Notice of Internet Availability is first being mailed to our stockholders on or about July 25, 2016.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
STOCKHOLDER MEETING TO BE HELD ON SEPTEMBER 8, 2016

The Company’s Notice of Annual Meeting, this proxy statement, the proxy card, and our Annual Report for the fiscal year ended October 31, 2015 are available on the Internet at https://materials.proxyvote.com/749552 and on our website at www.rfindustries.com under “Investor Information.”

Voting

Only stockholders of record at the close of business on July 15, 2016, will be entitled to notice of and to vote at the Annual Meeting. On July 15, 2016, there were 8,835,483 shares of Common Stock outstanding. The Company is incorporated in Nevada, and is not required by Nevada corporation law or its Articles of Incorporation to permit cumulative voting in the election of directors.

How can I attend the Annual Meeting?

You may attend the Annual Meeting if you are listed as a stockholder of record as of July 15, 2016 and bring proof of your identity. If you hold your shares in street name through a broker or other nominee, you will need to provide proof that you are the beneficial owner of the shares by bringing either a copy of a brokerage statement showing your share ownership as of July 15, 2016, or a legal proxy if you wish to vote your shares in person at the Annual Meeting.

How can I vote my shares in person at the Annual Meeting?

Shares held directly in your name as the stockholder of record may be voted in person at the Annual Meeting. If you choose to do so, please bring proof of your identity to the Annual Meeting. If your shares are held in a stock brokerage account or by a bank or other nominee, you have the right to direct your broker or nominee on how to vote these shares and are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you receive a proxy from your broker or nominee. Your broker or nominee has provided voting instructions for you to use. If you wish to attend the Annual Meeting and vote in person shares held in your brokerage account name, please contact your broker or nominee so that you can receive a legal proxy to present at the Annual Meeting. Even if you plan to attend the Annual Meeting, we urge you to vote in one of the ways described below so that your vote will be counted if you later decide not to attend the Annual Meeting or are unable to attend. Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you change your proxy instructions as described above.

How can I vote my shares without attending the Annual Meeting?

Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct your vote without attending the Annual Meeting. You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker or nominee. In most instances, you will be able to do this over the Internet, by telephone or by mail. Please refer to the summary instructions below, the instructions included on the Notice of Internet Availability of the proxy materials, and if you request printed proxy materials, the instructions included on your proxy card or, for shares held in street name, the voting instruction card provided by your broker or nominee.

•	By Internet — If you have Internet access, you may submit your proxy from any location in the world by following the Internet voting instructions on the proxy card or voting instruction card sent to you.

•	By Telephone — You may submit your proxy by following the telephone voting instructions on the proxy card or voting instruction card sent to you.

•	By Mail — You may do this by marking, dating and signing your proxy card or, for shares held in street name, the voting instruction card provided to you by your broker or nominee, and mailing it in the enclosed, self-addressed, postage prepaid envelope. No postage is required if mailed in the United States. Please note that you will be mailed a printed proxy card or printed voting instruction card only if you request that such printed materials be sent to you by following the instructions in the Notice of Internet Availability for requesting paper copies of the proxy materials.

What vote is required for the proposals?

With regard to the election of directors, the nominee receiving the greatest number of votes cast will be elected provided a quorum is present. On each matter properly presented and submitted to a vote at the Annual Meeting, each share will have one vote for shares represented at the Annual Meeting (in person or by proxy) and entitled to vote. Shares represented by proxies that reflect abstentions or broker non-votes (that is, shares held by a broker or nominee which are represented at the meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions will be counted towards the tabulation of votes cast on matters properly presented to the stockholders (except the election of directors) and will have the same effect as negative votes. Broker non-votes will not be counted as votes cast and, therefore, will have no effect on the outcome of the matters presented at the Annual Meeting. If the enclosed proxy is properly executed and returned to, and received by, the Company prior to voting at the Annual Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. If no instructions are indicated on a properly executed proxy, the shares represented by that proxy will be voted as recommended by our Board of Directors. Assuming that a quorum is present, the affirmative vote of a majority of the shares of common stock present or represented by proxy at the Annual Meeting and entitled to vote will be required to (i) approve, on an advisory basis, our executive compensation for our named executive officers, and (ii) ratify the appointment of the independent registered public accounting firm.

As a result of changes made by the Dodd-Frank Wall Street Reform and Consumer Protection Act to the regulation of brokers under certain self-regulatory organizations such as the New York Stock Exchange (“NYSE”) and NASDAQ Stock Market LLC (“Nasdaq"), brokers are not permitted to vote on the election of directors or on the advisory proposal on executive compensation without instructions from the beneficial owner. Therefore, if your shares are held in the name of your broker, bank or other nominee, your vote is especially important this year.

Revocability of Proxies

When the enclosed Proxy is properly executed and returned, the shares it represents will be voted at the Annual Meeting in accordance with any directions noted thereon, and if no directions are indicated, the shares it represents will be voted in favor of the proposals set forth in the notice attached hereto. Any person giving a Proxy in the form accompanying this Proxy Statement has the power to revoke it any time before its exercise. To revoke a proxy previously submitted by telephone or through the Internet, you may simply vote again at a later date, using the same procedures, in which case your later submitted vote will be recorded and your earlier vote revoked. A Proxy may also be revoked by filing with the Secretary of the Company’s principal executive office, 7610 Miramar Road, San Diego, California 92126-4202, an instrument of revocation or a duly executed Proxy bearing a later date, or it may be revoked by attending the Annual Meeting and voting in person. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote in person at the Annual Meeting, you must obtain from the record holder a proxy issued in your name.

If I am a beneficial owner of shares, can my brokerage firm vote my shares?

If you are a beneficial owner and do not vote via the Internet, telephone, or by returning a signed voting instruction card to your broker, your shares may be voted only with respect to so-called routine matters where your broker has discretionary voting authority over your shares. Brokers will have such discretionary authority to vote on Proposal 3 regarding the ratification of the selection of our independent registered public accounting firm for 2016, but not on any of the other proposals.

We encourage you to provide instructions to your brokerage firm by returning your voting instruction card. This ensures that your shares will be voted at the Annual Meeting with respect to all of the proposals described in this proxy statement.

Solicitation

The Company will bear the entire cost of solicitation of Proxies, including the preparation, assembly, printing, and mailing of this Proxy Statement, the Proxy, and any additional material furnished to stockholders. Copies of solicitation material will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others to forward to such beneficial owners. In addition, the Company may reimburse such persons for their cost of forwarding the solicitation material to such beneficial owners. The solicitation of Proxies by mail may be supplemented by telephone, facsimile or email, and/or personal solicitation by directors, officers, or employees of the Company. No additional compensation will be paid for any such services. Except as described above, the Company does not intend to solicit Proxies.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published by the Company on Form 8-K within four business days following the Annual Meeting.

PROPOSAL 1:
NOMINATION AND ELECTION OF DIRECTORS

The Company’s Amended and Restated Bylaws (the "Bylaws") provide for the classification of our Board of Directors into three classes of directors, with each class as nearly equal in number as possible, with staggered terms of office. Nevada law permits the bylaws to provide for a classified board of directors. At each annual meeting of stockholders, the successors to the class of directors whose terms expire at that meeting will be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election and until their successors have been duly elected and qualified.

Until the date of the Annual Meeting, the Company’s Board of Directors continues to be composed of the following five members: Marvin H. Fink, Howard F. Hill, William L. Reynolds, Darren Clark and Joseph Benoit. However, because the Board has been divided into three classes of directors, only the term of William L. Reynolds and Darren Clark will expire at the Annual Meeting. Mr. Clark is not a nominee for election at the Annual Meeting, and the number of directors constituting the entire Board of Directors has been reduced to four members, effective as of the Annual Meeting. Accordingly, only one director is to be elected at the Annual Meeting. The nominee to be elected at the Annual Meeting is William L. Reynolds. The director to be elected at the Annual Meeting will hold office until his term expires and until his successor is elected and has qualified, or until his death, resignation, or removal.

The candidate receiving the highest number of affirmative votes cast at the Annual Meeting shall be elected as directors of the Company. William L. Reynolds has agreed to serve if elected. If for any reason William L. Reynolds is not a candidate when the election occurs, we intend to vote proxies for the election of a substitute nominee or, in lieu thereof, our Board of Directors may reduce the number of directors in accordance with our Bylaws. Unless otherwise instructed, the Proxy holders will vote the Proxies received by them in a manner that will result in the election of William L. Reynolds.

A majority of the Directors are "independent directors" as defined by the listing standards of The Nasdaq Stock Market, and the Board of Directors has determined that such independent directors have no relationship with the Company that would interfere with the exercise of their independent judgment in carrying out the responsibilities of a director.

Set forth below is information regarding the nominee and the other current Board members, including information furnished by them as to their principal occupations and their ages.

Name	Age	Director Since
Marvin H. Fink	80	2001
Howard F. Hill	75	1979
William L. Reynolds	81	2005
Darren Clark	49	2011
Joseph Benoit	62	2013

Class III - Nominee for Election for a Three-Year Term Expiring at the 2019 Annual Meeting

William L. Reynolds is a retired financial executive. Mr. Reynolds most recently was the VP of Finance and Administration for Teledyne Controls from 1994 until his retirement in 1997. Prior thereto, for 22 years he was the Vice- President of Finance and Administration of Teledyne Microelectronics. Mr. Reynolds also was a program finance administrator of Teledyne Systems Company for five years. He has a B.B.A. degree in Accounting from Woodbury College.

Continuing Directors

The following is a description of the incumbent Class I and Class II directors whose terms of office will continue after the Annual Meeting:

Class I - Director Continuing in Office Until the 2017 Annual Meeting

Marvin H. Fink is a retired executive. Mr. Fink most recently served as the Chief Executive Officer, President and Chairman of the Board of Recom Managed Systems, Inc. from October 2002 to March 2005. Prior thereto, Mr. Fink was President of Teledyne’s Electronics Group. Mr. Fink was employed at Teledyne for 39 years. He holds a B.E.E. degree from the City College of New York, an M.S.E.E. degree from the University of Southern California and a J.D. degree from the University of San Fernando Valley. He is an inactive member of the California Bar.

Class II - Directors Continuing in Office Until the 2018 Annual Meeting

Howard F. Hill, a founder of the Company in 1979, served as this Company’s Chief Executive Officer until January 22, 2015. Effective January 22, 2015, Mr. Hill stepped down as the Chief Executive Officer and agreed to serve as this Company’s Chief Operating Officer. Effective April 6, 2015, Mr. Hill announced that he was taking an indefinite medical leave of absence and resigned as the Company’s Chief Operating Officer. On April 7, 2016, Mr. Hill retired as an employee of the Company. Mr. Hill did, however, agree to continue to serve on the Company’s Board of Directors. In addition, from January 18, 2013 until June 7, 2013, Mr. Hill also served as the Company’s interim Chief Financial Officer. Mr. Hill has credits in Manufacturing Engineering, Quality Engineering and Industrial Management. He was the President of the Company from July 1993 until July 2011. He has held various positions in the electronics industry over the past 60 years.

Joseph Benoit was appointed to the Board of Directors on April 8, 2013. Mr. Benoit retired from Union Bank in June 2012 after serving in various management and leadership roles for over 20 years. Managing over 100 Union Bank branch offices in Southern California and being the head of Business Banking were among his responsibilities. As an Executive Vice President, he also served as Union Bank’s integration manager for FDIC assisted acquisitions. Mr. Benoit has a B.S. in Business Administration from San Diego State University and an MBA from National University. He is also a graduate of Pacific Coast Banking School and serves as a director on various non-profit boards.

In determining whether the nomination of each current director was appropriate and that each current director is qualified to serve on the Board of Directors, the Board considered the following:

Marvin H. Fink: Mr. Fink has significant experience in a variety of areas important to overseeing the management and operations of this Company, including experience as an executive officer, an engineer and a lawyer. Mr. Fink has been the principal executive officer of a public company as well as the President of Teledyne’s Electronics Group. He has degrees in engineering and law and was involved in the electronics industry for over 40 years.

Howard F. Hill: Mr. Hill is a founder of the Company and has over 60 years of experience in the electronics industry.

Joseph Benoit: Mr. Benoit has significant financial management and banking experience, having served in various executive positions at Union Bank.

William L. Reynolds: Mr. Reynolds has significant accounting and financial management expertise, having served as VP of Finance and Administration for Teledyne Controls, as the Vice-President of Finance and Administration of Teledyne Microelectronics, and as a program finance administrator of Teledyne Systems Company. He also has a degree in accounting, which enables him to serve as the “audit committee financial expert” of the Audit Committee.

Darren Clark: Mr. Clark is the founder and has been a principal executive officer of Cables Unlimited, Inc. and as a result, is familiar with the operations of that key subsidiary of the Company. He is an expert in the design and manufacture of complex cable assemblies, harnesses and fiber optic cable assemblies. The fiber optic industry is an important area of growth for the Company.

Terms of Service

Each director to be elected will hold office until his respective three-year term expires and until his successor is elected and has qualified, or until his or her death, resignation, or removal.

Board Leadership Structure

Currently, the positions of Chairman of the Board of Directors and Chief Executive Officer of the Company are held by separate individuals, with Mr. Fink serving as Chairman of the Board and Johnny Walker serving as Chief Executive Officer. Mr. Fink, an independent director, has served as the Chairman of the Board since 2007, and the Company has continuously had a separate Chairman of the Board and Chief Executive Officer for more than a decade. The Chairman of the Board is appointed by our Board of Directors on an annual basis.

The Board of Directors currently believes that this structure is best for the Company, as it allows Mr. Walker to focus on the Company’s strategy, business and operations, while enabling Mr. Fink to manage our Board of Directors and serve as a liaison between the Board and the Company’s senior management, led by Mr. Walker. Additionally, the Board currently believes the separation of offices is beneficial, because a separate Chairman can provide the Chief Executive Officer with guidance and feedback on his performance and the Chairman provides a more effective channel for the Board to express its views on management. This structure can also enable Mr. Fink and the other members of the Board, to be better informed and to communicate more effectively on issues, including with respect to risk oversight matters.

The Board does not believe that a formal policy separating the positions of Chairman of the Board and Chief Executive Officer is necessary. The Board continually evaluates our leadership structure and could in the future decide to combine the Chairman and Chief Executive Officer positions if it believes that doing so would serve the best interests of the Company and stockholders.

Management

Johnny Walker, President and Chief Executive Officer, was hired as the President of the Company on October 6, 2014 and was appointed as Chief Executive Officer on January 22, 2015. Mr. Walker has extensive experience in the communications and wireless industries. Most recently, from 1999 to 2014, he served as the Chief Executive Officer and Chief Financial Officer of Hutton Communications, a major distributor of commercial wireless communications and related equipment. Hutton Communications has been one of the Company’s distributors for over 20 years. From 1993 to 1998, Mr. Walker was the Chief Financial Officer and Chief Operating Officer at River Oaks Furniture. From 1990 to 1993, he was the CEO of Profit Partners International, a court appointed receiver for the rehabilitation and liquidation of troubled Savings and Loans institutions in the State of Texas. From 1984 to 1990, Mr. Walker was the Chief Financial Officer and Chief Operating Officer of Tony Lama. From 1979 to 1983, Mr. Walker was a partner-in-charge of the Haskins & Sells (now Deloitte & Touche) offices in St. Louis, Missouri. Previously, Mr. Walker was a Partner of Haskins & Sells in Dallas, Texas from 1970 to 1979.  Mr. Walker is a CPA and studied Accounting and Finance at Texas Tech University. He received a Bachelor of Business Administration Degree in Accounting from Texas A&M Commerce and a Masters of Science in Accounting degree from Texas Tech University.

Mark Turfler, Chief Financial Officer, was appointed as the Company’s Acting Chief Financial Officer and Corporate Secretary on June 7, 2013. Effective as of January 10, 2014, Mr. Turfler was promoted to Chief Financial Officer. Mr. Turfler joined the Company in January 2013 as our Controller. Prior to joining the Company, Mr. Turfler worked in senior accounting/finance positions at Ligand Pharmaceuticals, Inc. from 2006 to 2009, at Cylene Pharmaceuticals, Inc. from 2010 to 2011, and as an independent financial/accounting consultant from 2012 until he joined the Company in January 2013. Mr. Turfler has more than 35 years of accounting and finance experience including several years with publicly traded companies in a variety of senior financial executive positions with wireless telecommunications, international manufacturing, medical device and software companies. Mr. Turfler began his career with PricewaterhouseCoopers after graduating from Syracuse University with a B.S. in accounting. Mr. Turfler is a Certified Public Accountant and a member of the American Institute of CPAs, California Society of CPAs, Corporate Directors Forum and Financial Executives International.

Board of Director Meetings

During the fiscal year ended October 31, 2015, the Board of Directors held twelve meetings. During the fiscal year ended October 31, 2015, each member of the Board of Directors attended at least 75% of the meetings of the Board of Directors of the committees on which he served.

Board Committees

During fiscal 2015, the Board of Directors maintained three committees, the Compensation Committee, the Audit Committee, and the Nominating and Corporate Governance Committee.

The Audit Committee meets periodically with the Company’s management and independent registered public accounting firm to, among other things, review the results of the annual audit and quarterly reviews and discuss the financial statements. The Audit Committee also hires the independent registered public accounting firm, and receives and considers the accountant’s comments as to controls, adequacy of staff and management performance and procedures. The Audit Committee is also authorized to review related party transactions for potential conflicts of interest and to conduct internal investigations into whistleblower complaints. The Audit Committee currently is composed of Mr. Reynolds (Chairman), Mr. Fink and Mr. Benoit. Each of these individuals was a non-employee director and was independent as defined under the NASDAQ Stock Market’s listing standards. Each of the members of the Audit Committee has significant knowledge of financial matters, and Mr. Reynolds currently serves as the “audit committee financial expert” of the Audit Committee. The Audit Committee met four times during fiscal 2015. The Audit Committee operates under a formal charter that governs its duties and conduct, which charter is posted on the Company’s website.

The Compensation Committee currently consists of Messrs. Fink, Reynolds, and Benoit (Chairman) each of whom is a non-employee director and is independent as defined under the NASDAQ Stock Market’s listing standards. The Compensation Committee is responsible for considering and authorizing remuneration arrangements for senior management. The Compensation Committee held eight formal meeting during fiscal 2015, which was attended by all committee members.

The Nominating and Corporate Governance Committee is responsible for developing and recommending corporate governance guidelines to the Board, identifying qualified individuals to become directors, recommending selected nominees to serve on the Board, and overseeing the evaluation of the Board and its committees. The Nominating and Corporate Governance Committee currently consists of Messrs. Fink (Chairman), Benoit, and Reynolds each of whom is a non-employee director and is independent as defined under the NASDAQ Stock Market’s listing standards. The Nominating and Corporate Governance Committee held one formal meeting during fiscal 2015, which were attended by all committee members.

Nominating Directors

The Nominating and Corporate Governance Committee has not adopted a formal policy with regard to the consideration of diversity when evaluating candidates for election to the Board. However, the Nominating and Corporate Governance Committee believes that membership should reflect diversity in its broadest sense, but should not be chosen nor excluded based on race, color, gender, national origin or sexual orientation. In this context, the Nominating and Corporate Governance Committee does consider a candidate’s experience, education, industry knowledge, history with the Company, and differences of viewpoint when evaluating his or her qualifications for election the Board.

The Nominating and Corporate Governance Committee believes that the Board of Directors should consist of individuals who possess the integrity, education, work ethic, experience and ability to work with others necessary to oversee our business effectively and to represent the interests of all of the Company’s stockholders. The Nominating and Corporate Governance Committee also believes that it is desirable for directors to own an equity interest in the Company in order to better align their interests with those of the stockholders. The standards that the Nominating and Corporate Governance Committee considers in selecting candidates (although candidates need not possess all of the following characteristics, and not all factors are weighted equally) include, among other factors determined to be relevant by the Board, each director's or nominee's:

•	business experience;

•	industry experience;

•	financial background;

•	breadth of knowledge about issues affecting the Company; and

•	time available for meetings and consultation regarding Company matters and other particular skills and experience possessed by the individual.

The Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee each operate pursuant to a written charter, which charters are available on our website at www.rfindustries.com.

Stockholder Recommendations of Director Candidates The Board of Directors will consider Board nominees recommended by stockholders. In order for a stockholder to nominate a candidate for director, timely notice of the nomination must be given in writing to the Corporate Secretary of the Company. To be timely, the notice must be received at the principal executive offices of the Company as set forth under “Stockholder Proposals” below. Notice of a nomination must include your name, address and number of shares you own; the name, age, business address, residence address and principal occupation of the nominee; and the number of shares beneficially owned by the nominee. It must also include the information that would be required to be disclosed in the solicitation of proxies for election of directors under the federal securities laws, as well as whether the individual can understand basic financial statements and the candidate’s other board memberships (if any). You must submit the nominee’s consent to be elected and to serve. The Board of Directors may require any nominee to furnish any other information that may be needed to determine the eligibility and qualifications of the nominee.

Any recommendations in proper form received from stockholders will be evaluated in the same manner that potential nominees recommended by our Board members or management are evaluated.

Stockholder Communication with Board Members Stockholders who wish to communicate with our Board members may contact us at our principal executive office at 7610 Miramar Road, Suite 6000, San Diego, California 92126-4202. Written communications specifically marked as a communication for our Board of Directors, or a particular director, except those that are clearly marketing or soliciting materials, will be forwarded unopened to the Chairman of our Board, or to the particular director to whom they are addressed, or presented to the full Board or the particular director at the next regularly scheduled Board meeting.

Code of Business Conduct and Ethics

The Company has adopted a Code of Business Conduct and Ethics (the “Code”) that applies to all of the Company's Directors, officers and employees, including its principal executive officer and principal financial officer. The Code is posted on the Company’s website at www.rfindustries.com. The Company intends to disclose any amendments to the Code by posting such amendments on its website. In addition, any waivers of the Code for Directors or executive officers of the Company will be disclosed in a report on Form 8-K.

COMPENSATION OF EXECUTIVES AND DIRECTORS

Summary Compensation Discussion and Analysis

Because the Company is a "smaller reporting company," as defined by the rules of the Securities and Exchange Commission, the Company is not required to provide a compensation discussion and analysis in this Proxy Statement. Nevertheless, this Summary Compensation Discussion and Analysis is provided in order to address the aspects of the Company’s compensation programs and explain the Company’s compensation philosophy, policies, and practices with respect to the Named Executive Officers that are listed in the "Executive Compensation" section below. During fiscal 2015, these individuals were: Johnny Walker, who served as President and Chief Executive Officer during fiscal 2015, Darren Clark, who served as President of Cables Unlimited, Inc. during fiscal 2015, and Mark Turfler, the Company’s Chief Financial Officer in fiscal 2015. Until January 22, 2015, Mr. Hill was this Company’s Chief Executive Officer. Mr. Hill served as this Company’s Chief Operating Officer until he announced that he was taking a medical leave of absence effective April 6, 2015. Mr. Hill retired as an employee of the Company on April 7, 2016.

The Company’s compensation program currently is designed to recruit and retain as executive officers individuals with the highest capacity to develop, grow and manage our business, and to align their compensation with the Company’s short-term and long-term goals. To do this, the compensation program for executive officers is made up of the following main components: (i) base salary, designed to compensate our executive officers for work performed during the fiscal year; (ii) year-end cash incentive programs, designed to reward the executive officers for achieving yearly performance goals and for their individual performances during the fiscal year; and (iii) equity-based awards, meant to align the executive officers’ interests with the interests of the Company’s stockholders.

The Board has appointed a Compensation Committee, which consists of Messrs. Fink, Reynolds and Benoit, to assist the Board in discharging its responsibilities relating to compensation matters, including matters relating to compensation programs for directors and executive officers. The Board of Directors believes that each member of the Compensation Committee is an "independent" director as defined by the listing standards of The Nasdaq Stock Market. The Compensation Committee has overall responsibility for evaluating and recommending compensation plans, policies and programs, and compensation and benefits of the Named Executive Officers.

The Compensation Committee attempts to structure the total compensation for the Company’s Named Executive Officers to provide a guaranteed amount of cash compensation in the form of competitive base salaries, while also providing a meaningful amount of annual cash compensation that is at risk and dependent on our performance and individual performances of the executives, in the form of annual bonuses. The Company also seeks to provide a portion of total compensation in the form of equity-based awards under the Company’s stock option plan in order to align the long-term interests of executives with those of the stockholders and for retention purposes. Historically, the Company has made larger grants of stock options to the Named Executive Officers and other key officers and employees at the time that the officers/key employees first join the Company, which options vest over a longer period of time (often up to nine years). These option grants are supplemented by smaller, annual options grants that are similar to the option grants made to other officers and key employees.

Base salaries for our executive officers are determined by an assessment of the Company’s overall financial and operating performance, each executive officer's experience, duties, responsibilities, performance evaluation and changes in his or her responsibilities. The Company seeks to establish annual base salaries that are fair and competitive with salaries for executive officers in similar positions and with similar responsibilities in the Company’s marketplace. The annual base salaries are supplemented with year-end cash bonuses that are based on both quantitative metrics (including non-GAAP financial measures such as EBITDA) and subjective criteria (such as the development and execution of specified strategic plans to divest the Company of non-performing divisions or to acquire other companies or lines of business, the exercise of leadership, the support and development of management and other employees, and improvement in business activities). Each Named Executive Officer has different subjective/quantitative targets that are tailored to that officer’s duties and position.

For the fiscal year ended October 31, 2015, the annual base salaries of our Named Executive Officers were as follows: Mr. Walkers’ base salary was $250,000, Mr. Clark’s base salary was $150,000 and Mr. Turfler’s base salary was $170,000. Mr. Hill’s annual base salary during the period in fiscal 2015 that he served as the Company’s Chief Executive Officer was $240,000. The 2016 annual base salaries of Mr. Walker, Mr. Clark and Mr. Turfler remained unchanged from the prior year.

Mr. Walker joined the Company in October 2014 as its new President. Since then, Mr. Walker has been promoted to be the Company’s Chief Executive Officer, a position he currently still holds. Mr. Walker’s base salary of $250,000 per year was established based on estimated salaries of executive officers at comparable companies and the pay scale of the Company’s other executive officers. Consistent with the Company’s philosophy of granting executive equity compensation to incentivize executives to increase stockholder value and to promote loyalty, in October 2014 the Company granted Mr. Walker a ten-year option to purchase up to 100,000 shares of the Company’s common stock. The exercise price of the option was equal to the exercise price on the date of grant, and the option vests as follows: the right to purchase 10,000 shares vested on the date of grant, and the remaining 90,000 shares vest in equal 10,000 share installments over the next nine years.

In January 2015, Mr. Turfler entered into a new, one-year employment agreement under which his annual base salary for fiscal 2015 was increased from $141,564 to $170,000 per year. In addition, Mr. Turfler received an option to purchase 100,000 shares, which option has an exercise price equal to the exercise price on the date of grant. As with Mr. Walker’s option, Mr. Turfler’s option vests as follows: the right to purchase 10,000 shares vested on the date of grant, and the remaining 90,000 shares vest in equal 10,000 share installments over the next nine years.

The employment agreement of each of the four Named Executive Officers provided for an annual bonus based on the Company’s goals for the October 31, 2015 fiscal year. These bonuses were intended to incentivize and reward the four Named Executive Officers for their contribution to our financial and operational success. Under the bonus plan, for the fiscal year ended October 31, 2015, Mr. Walker, Mr. Hill and Mr. Clark were entitled to receive a year-end bonus targeted at 50% of their annual base salary, of which 80% was tied to quantitative criteria that the Compensation Committee established, and 20% was based on the subjective evaluation by the Compensation Committee of the executive officer’s performance. Mr. Turfler was eligible to receive a year-end bonus equal to 40% of his base salary, or which 70% was be based on quantitative goals, and 30% was based on the subjective evaluation by the Compensation Committee. The quantitative criteria established for the past fiscal year were based on achieving certain a pre-determined EBITDA goals for the entire Company or, in the case of Mr. Clark, for the Cables Unlimited subsidiary. The Compensation Committee established a baseline EBITDA amount that the Company (or Cables Unlimited) had to meet before the Named Executive Officers subject to the bonus plan could receive any portion of their quantitative bonus. Under the bonus plan, if the actual EBITDA exceeded the baseline EBITDA, then the Named Executive Officers could ratably earn a year-end bonus (up to 80% of the total potential bonus, or 70% in the case of Mr. Turfler) based on the amount of EBITDA above the baseline EBITDA. In addition, the Compensation Committee had established subjective, qualitative targets for the Named Executive Officers. If the Compensation Committee determined, in its discretion, that a Named Executive Officer met some or all of his qualitative targets, that Named Executive Officer would receive a discretionary year-end bonus in an amount up to 20% (or 30% for Mr. Turfler) of his total potential year-end bonus.

For the fiscal year ended October 31, 2015, the Company determined that none of the Named Executive Officers achieved the quantitative goals established under the officers’ annual bonus plans. Accordingly, the Company did not pay any incentive bonuses tied to the quantitative goals. The Company did, however, determine that the Named Executive Officers achieved some, but not all, of their individual subjective annual goals, and that the Named Executive Officers were entitled to receive a portion of their potential qualitative year-end bonuses. The amount paid to each Named Executive Officer for fiscal 2015 under each officers’ bonus plan was the following: Mr. Walker ($25,000), Mr. Hill($12,000), Mr. Turfler ($17,500), and Mr. Clark ($12,500).

Executive Compensation

Summary of Cash and Other Compensation. The following table sets forth compensation for services rendered in all capacities to the Company (i) for each person who served as the Company’s Chief Executive Officer at any time during the past fiscal year, (ii) for each executive officer (other than persons who served as Chief Executive Officer) who was employed with the Company on October 31, 2015 and who earned over $100,000 during the fiscal year ended October 31, 2015, and (iii) for any executive officer who earned over $100,000 during the October 31, 2015 fiscal year but was no longer employed with the Company on October 31, 2015 (the foregoing executives are herein collectively referred to as the “Named Executive Officers”). No other executive officer of the Company received salary and bonus, which exceeded $100,000 in the aggregate, during the fiscal year ended October 31, 2015:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)(6)	All Other Compensation ($)		Total ($)
Howard F. Hill
Chief Executive	2015	114,000	12,000	-	-	22,230	(1)	152,250
Officer, Chief Operating Officer and	2014	240,000	227,100	-	-	51,514	(1)	297,637
Director (2)

Johnny Walker	2015	250,000	25,000	-	-	19,231		294,231
President and Chief Executive	2014	14,000	-	-	145,687	1,603		161,290
Officer (3)

Darren Clark	2015	150,000	12,500	-	4,020	11,538		178,058
President of Cables Unlimited, Inc.	2014	150,000	-	-	3,061	11,538		164,599

Mark Turfler Chief Financial Officer(4)	2015 2014	166,000 142,000	17,500 8,000	- -	19,094 215,038	27,297 13,525	(5)	229,891 378,563

_______________________

(1) Mr. Hill’s other compensation consisted of $11,538 and $27,692 of accrued vacation in fiscal 2015 and 2014, respectively, and $10,692 and $23,822 for vehicle and apartment rental costs in fiscal 2015 and 2014, respectively. Because Mr. Hill does not live in San Diego, the Company has maintained an apartment in San Diego for Mr. Hill and some of the other managers since 1994. The compensation attributable to the use of a Company vehicle represents the value of his personal use of a Company vehicle.

(2) Effective January 22, 2015, Mr. Hill stepped down as Chief Executive Officer. Mr. Hill thereafter served as the Company’s Chief Operating Officer until April 7, 2016. On April 7, 2016, Mr. Hill retired as an employee of the Company.

(3) Mr. Walker joined the Company as President as of October 6, 2014 at an annual salary of $250,000. Accordingly, Mr. Walker’s salary for 2014 represents his salary during the period he was employed in fiscal 2014. Mr. Walker was promoted as the new Chief Executive Officer on January 22, 2015.

(4) Mr. Turfler was hired January 18, 2013 and appointed Acting Chief Financial Officer and Corporate Secretary effective June 7, 2013. On January 10, 2014, he was appointed Chief Financial Officer of the Company.

(5) Mr. Turfler’s other compensation consisted of $13,077 of accrued vacation in fiscal 2015, and $14,220 for vehicle costs.

(6) The amounts in this column represent the aggregate fair value of the option awards recognized by the Company as an expense for financial reporting purposes. The fair value of these awards and the amounts expensed were determined in accordance with Financial Accounting Standards Board Statement ASC Topic 718. The assumptions we use in calculating these amounts are discussed in Note 8, “Stock options,” to the Consolidated Financial Statements.

Fiscal 2015 Option Grants

In fiscal 2015, the Company granted the following stock options to the Named Executive Officers under the 2010 Stock Incentive Plan:

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options(1)	Exercise Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards ($)(2)
Howard Hill	November 19,
Chief Executive Officer	2014	4,000	$4.41	$4,019

Howard Hill	April 6,
Chief Operating Officer	2015	8,733	$4.07	$35,543

Darren Clark	November 19,
President ,Cables Unlimited, Inc.	2014	4,000	$4.41	$4,019

Mark Turfler	November 19,
Chief Financial Officer	2014	19,000	$4.41	$19,094

(1)	Represents shares of our common stock underlying options awarded, each of which vest over time.
(2)	Represents the fair value of each equity award on the date of grant, as computed in accordance with FASB ASC 718.

Holdings of Previously Awarded Equity

Equity awards held as of October 31, 2015 by each of our Named Executive Officers were issued under our 2000 Stock Option Plan and 2010 Stock Incentive Plan, except for options to purchase 168,457 shares that were granted to Mr. Hill in 1994 under his employment agreement. The following table sets forth outstanding equity awards held by our Named Executive Officers as of October 31, 2015:

Outstanding Equity Awards As Of October 31, 2015

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date
Howard Hill	168,457				0.05	(1)
Howard Hill	2,667				3.16	10/31/16
Howard Hill	1,333		2,667	(2)	5.88	4/11/19
Howard Hill	1,333		2,667	(3)	4.41	11/19/19
Howard Hill	8,733				4.07	4/05/20
Johnny Walker	20,000		80,000	(4)	4.53	10/06/24
Darren Clark	4,100				3.69	12/22/16
Darren Clark Darren Clark	666 1,333		1,334 2,667	(5) (6)	5.88 4.41	4/11/19 11/19/19
Mark Turfler Mark Turfler	10,000 6,333		80,000 12,667	(7) (8)	5.88 4.41	4/11/24 11/19/19

____________________

(1)	This option expires one year after Mr. Hill’s employment with the Company terminates.
(2)	Vests annually in three installments following grant on April 11, 2014.
(3)	Vests annually in three installments following grant on November 19, 2014.
(4)	Vests as to 10,000 shares annually following grant on October 6, 2014.
(5)	Vests as to 666 shares annually following grant on April 11, 2014.
(6)	Vests as to 1,333 shares annually following grant on November 19, 2014.
(7)	Vests as to 10,000 shares annually following grant on April 11, 2014.
(8)	Vests as to 6,333 shares annually following grant on November 19, 2014.

During the fiscal year ended October 31, 2015, the Company did not adjust or amend the exercise price of stock options awarded to the Named Executive Officers.

Employment Agreements

The Company’s executive officers for the fiscal year ending October 2016 are Johnny Walker, the Company’s Chief Executive Officer, and Mark Turfler the Company’s Chief Financial Officer. The following is a summary of the employment agreements of Messrs. Walker and Turfler that are effective during fiscal 2016.

On December 24, 2015, the Company entered into new employment agreements with Johnny Walker (as the Company’s President/Chief Executive Officer), and Mark Turfler (as the Company’s Chief Financial Officer). The basic provisions of the foregoing two employment agreements are the same and are as follows: The term of each of the employment agreements continues through December 31, 2016 (the “Term”), subject to earlier termination, as provided in the employment agreements. Under the employment agreements, Mr. Walker is entitled to receive an annual base salary of $250,000 and Mr. Turfler is entitled to an annual base salary of $170,000. Each of the executive officers is also entitled to participate in any pension, retirement, disability, insurance, medical service, or other employee benefit plan that is generally available to all employees of the Company. In addition, Mr. Walker has the right to earn an annual bonus of up to fifty percent (50%) of his base salary, subject to meeting certain quantitative and qualitative targets, and Mr. Turfler has the right to earn an annual bonus of up to forty percent (40%) of his base salary, subject to meeting certain qualitative targets.

In the event of a Change of Control (as defined in their employment agreements), Mr. Walker and Mr. Turfler are entitled to receive cash payment in an amount equal to twelve (12) months’ salary (based on the executive officer’s base salary at the time of such termination), plus payment for all accrued and unused vacation time. On October 6, 2014, Mr. Walker was granted a nine-year stock option to purchase up to 100,000 shares of the Company’s common stock. Upon a Change of Control, all of the unvested shares under that 100,000-share stock option will, upon the Change of Control, become fully vested.

Compensation of Directors

Under the compensation policies adopted by the Compensation Committee, directors who also are officers and/or employees of the Company do not receive any compensation for serving on the Board. For the year ended October 31, 2015, non-employee directors (i.e. directors who are not employed by the Company as officers or employees) received $30,000 annually, which amount is paid one-half in cash, and one-half through the grant of stock options to purchase shares of the Company’s common stock.

DIRECTOR COMPENSATION FOR FISCAL YEAR 2015

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards (1)(2)	All Other Compensation	Total
Joseph Benoit	$15,000	-	$15,000	$-	$30,000
Darren Clark	$-	-	$-	$-	$-
Marvin H. Fink	$15,000	-	$15,000	$-	$30,000
Howard F. Hill	$-	-	$-	$-	$-
William Reynolds	$15,000	-	$15,000	$-	$30,000

(1)	This column represents the aggregate grant date fair value of option awards computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures related to service-based vesting conditions. These amounts do not correspond to the actual value that will be recognized by the named directors from these awards.
(2)	On December 16, 2015, we granted five-year non-qualified options to purchase 17,064 shares of the Company’s common stock to Mr. Marvin Fink (Chairman), Mr. William Reynolds and Joseph Benoit (Independent Directors) for their services as directors for the fiscal year ended October 31, 2016. The options have an exercise price of $4.42 per share.

Certain Transactions

On April 1, 1997, the Company loaned to Howard Hill, its President at that time and Chief Executive Officer, $70,000 pursuant to a Promissory Note which provided for interest at the rate of 6% per annum and which has no specific due date for principal repayment. As of October 31, 2015, the principal balance still outstanding on the loan was $66,980. Mr. Hill used to pay interest on the loan annually. The note is collateralized by personal property owned by Mr. Hill. In connection with his retirement, Mr. Hill repaid the loan in full on April 7, 2016.

On June 15, 2011, the Company purchased Cables Unlimited, Inc., a New York corporation, from Darren Clark, the sole shareholder of Cables Unlimited, Inc. In connection with the purchase of Cables Unlimited, the Company entered into a five-year lease for the New York facilities from which Cables Unlimited conducts its operations. Cables Unlimited’s monthly rent expense under the lease is $13,000 per month, plus payment of all utilities, janitorial expenses, routine maintenance costs, and costs of insurance for Cables Unlimited’s business operations and equipment. During the fiscal year ended October 31, 2015, the Company paid the landlord a total of $156,000 under the lease. The owner and landlord of the facility is a company controlled by Darren Clark, the former owner of Cables Unlimited and a 2015 Named Executive Officer and director of the Company.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the ownership of the Company’s Common Stock as of July 15, 2016 for (i) each director; (ii) the Company’s Named Executive Officers; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than 5% of the Common Stock. As of July 15, 2016, there were 8,835,483 shares of Common Stock issued and outstanding.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned(1)		Percentage Beneficially Owned
Howard H. Hill 7610 Miramar Road, Ste. 6000 San Diego, CA 92126-4202	258,902	(2)	2.9%

Marvin H. Fink 7610 Miramar Road, Ste. 6000 San Diego, CA 92126-4202	53,267	(3)	0.6%

William L. Reynolds 7610 Miramar Rd., Ste. 6000 San Diego, CA 92126-4202	76,779	(4)	0.9%

Joseph Benoit 7610 Miramar Rd., Ste. 6000 San Diego, CA 92126-4202	39,941	(5)	0.5%

Darren Clark 3 Old Dock Road, Yaphank, New York, 11980	306,766	(6)	3.5%

Johnny Walker 7610 Miramar Rd., Ste. 6000 San Diego, CA 92126-4202	26,067	(7)	0.3%

Mark Turfler 7610 Miramar Road, Ste. 6000 San Diego, CA 92126-4202	36,333	(8)	0.4%

All Directors and Officers as a Group (7 Persons)	721,591	(9)	8.8%

Hytek International, Ltd P.O. Box 10927 APO George Town Cayman Islands	901,860		10.2%

Renaissance Technologies LLC 800 Third Avenue New York, New York 10022(10)	683,600		7.7%

(1)	Shares of Common Stock, which were not outstanding but which could be acquired upon exercise of an option within 60 days from the date of this filing, are considered outstanding for the purpose of computing the percentage of outstanding shares beneficially owned. However, such shares are not considered to be outstanding for any other purpose.

(2)	Includes 34,681 shares that Mr. Hill has the right to acquire upon exercise of options exercisable within 60 days.

(3)	Includes 50,267 shares that Mr. Fink has the right to acquire upon exercise of options exercisable within 60 days.

(4)	Includes 43,979 shares that Mr. Reynolds has the right to acquire upon exercise of options exercisable within 60 days.

(5)	Includes 39,941 shares that Mr. Benoit has the right to acquire upon exercise of options exercisable within 60 days.

(6)	Includes 6,766 shares, which Mr. Clark has the right to acquire upon exercise of options exercisable within 60 days.

(7)	Includes 20,000 shares, which Mr. Walker has the right to acquire upon exercise of options exercisable within 60 days.

(8)	Includes 36,333 shares, which Mr. Turfler has the right to acquire upon exercise of options exercisable within 60 days.

(9)	Includes 231,967 shares, which the directors and officers have the right to acquire upon exercise of options exercisable within 60 days.

(10)	Based on a Schedule 13G/A jointly filed with the SEC by Renaissance Technologies LLC and Renaissance Technologies Holdings Corporation on February 11, 2016.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of October 31, 2015 with respect to the shares of Company common stock that may be issued under the Company’s existing equity compensation plans.

	A	B	C
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options	Weighted Average Exercise Price of Outstanding Options ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column A)
Equity Compensation Plans Approved by Stockholders (1)	921,643	$4.71	845,203

Equity Compensation Plans Not Approved by Stockholders (2)	318,457	$0.54	0

Total	1,240,100	$3.64	845,203

(1)	Consists of options granted under the R.F. Industries, Ltd. (i) 2010 Stock Incentive Plan and (ii) 2000 Stock Option. The 2000 Stock Option Plan has expired, and no additional options can be granted under this plan. Accordingly, all 845,203 shares remaining available for issuance represent shares under the 2010 Stock Incentive Plan.

(2)	Consists of options granted to five officers and/or key employees of the Company under employment agreements entered into by the Company with each of these officers and employees.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (“SEC”). Executive officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely upon a review of information furnished to the Company, to the Company’s knowledge, during the fiscal year ended October 31, 2015, all Forms 4 were timely filed, except that Howard Hill was late in filing four Form 4s, and Johnny Walker late in filing three Forms 4. Each of the foregoing late filings was filed within one to ten calendar days after the due dates.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ELECTION OF THE FOREGOING NOMINATED DIRECTOR.

PROPOSAL NO. 2:
ADVISORY VOTE ON THE COMPENSATION OF THE COMPANY’S
NAMED EXECUTIVE OFFICERS

Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), as set forth in Section 14A(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), enables the Company’s stockholders to vote to approve, on an advisory, non-binding basis, the compensation of our Named Executive Officers as disclosed in this proxy statement in accordance with SEC rules. At the 2014 Annual Meeting of stockholders, our stockholders approved an advisory measure that the stockholders’ advisory vote on executive compensation be held on an annual basis. The Board of Directors has determined to follow the stockholders’ recommendations and to include an annual stockholders advisory vote on the compensation of the Company’s executive officers.

As described above in the “Compensation of Executives and Directors” section of this proxy statement, the executive officer compensation programs are designed to support this Company’s business goals and to promote short- and long-term profitable growth. We urge stockholders to read the "Summary Compensation Discussion and Analysis" section of the proxy statement, which describes our executive compensation policies, and to review the other related compensation tables and narratives, which provide detailed information on the compensation of our Named Executive Officers. The Compensation Committee believes that the policies and procedures set forth in the Compensation of Executives and Directors section are effective in fulfilling the Company’s objectives and that the compensation of our named executive officers reported in this proxy statement has supported and contributed to our recent and long-term success.

Proposal No. 2, commonly known as a “say on pay” vote, gives stockholders the opportunity to endorse or not endorse the compensation of our executives as disclosed in this Proxy Statement. This proposal will be presented at the Annual Meeting as a resolution in substantially the following form:

RESOLVED, that the stockholders approve the compensation of the Company’s Named Executive Officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission in the compensation tables and related narrative disclosure in the Company’s proxy statement for the 2016 Annual Meeting.

This vote will not be binding on the Board of Directors and may not be construed as overruling a decision by the Board or creating or implying any change to the fiduciary duties of the Board of Directors. The vote will not affect any compensation previously paid or awarded to any executive. The Compensation Committee and the Board may, however, take into account the outcome of the vote when considering future executive compensation arrangements.

Unless the Board modifies its policy on the frequency of holding "say on pay" advisory votes, the next "say on pay" advisory vote will occur in 2017.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THIS RESOLUTION.

PROPOSAL NO. 3:
SELECTION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected CohnReznick LLP to continue as the Company’s independent registered public accounting firm for the fiscal year ending October 31, 2016.

Stockholder ratification of the selection of CohnReznick LLP as the Company’s independent registered public accounting firm is not required by the Company’s Bylaws or otherwise. However, the Board is submitting the selection of CohnReznick LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Board will request the Audit Committee to reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee of the Board determines that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the shares represented and voting at the meeting will be required to ratify the selection of CohnReznick LLP.

Audit Fees

The following is a summary of the fees billed to the Company by CohnReznick LLP for professional services for rendered for the fiscal years ended October 31, 2015 and 2014:

Fee Category	Fiscal 2015 Fees	Fiscal 2014 Fees
Audit Fees	$290,000	$184,000
Audit-Related Fees	-0-	-0-
All Other Fees	10,000	89,000
Total Fees	$300,000	$273,000

Audit Fees. Consists of fees billed and estimated for professional services rendered for the audit of the Company’s annual financial statements and review of the interim financial statements included in quarterly reports and services that are normally provided by CohnReznick LLP in connection with statutory and regulatory filings or engagements.

Audit-Related Fees.  Consists of fees billed and estimates for assurance and related services that are reasonably related to the performance of the audit and review of the Company’s financial statements and are not reported under “Audit Fees.” These services include professional services requested by the Company in connection with its preparation for compliance with Section 404 of the Sarbanes-Oxley Act of 2002, accounting consultations in connection with acquisitions and consultations concerning financial accounting and reporting standards. The Company did not incur audit-related fees during fiscal 2015 and 2014.

All Other Fees. The Company used CohnReznick LLP to perform an audit of the Company’s 401K plan.

The Audit Committee has determined that the provision of services, in addition to audit services, rendered by CohnReznick LLP and the fees billed therefore in fiscal 2015 and 2014 were compatible with maintaining CohnReznick LLP’s independence.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF COHNREZNICK LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

REPORT OF THE AUDIT COMMITTEE

Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act or the Securities Exchange Act that might incorporate by reference previous or future filings, including this Proxy Statement, in whole or in part, the following report shall not be incorporated by reference into any of such filings.

The responsibilities of the Audit Committee include providing oversight to the financial reporting process of the Company through periodic meetings with the Company’s independent registered public accounting firm and management to review accounting, auditing, internal controls, and financial reporting matters. The Company’s management is responsible for the preparation and integrity of the financial reporting information and related systems of internal controls. The Audit Committee, in carrying out its role, relies on senior management, including senior financial management, and its independent registered public accounting firm.

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the fiscal year ended October 31, 2015.

The Audit Committee has reviewed and discussed the Company’s audited financial statements with management. The Audit Committee has discussed with CohnReznick LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit Committees) which includes, among other items, matters related to the conduct of the audit of the Company’s financial statements. The Audit Committee has also received written disclosures and the letter from CohnReznick LLP required by Independence Standards Board Standard No. 1, which relates to the auditor’s independence from the Company and its related entities, and has discussed with CohnReznick LLP their independence from the Company.

Based on the review and discussions referred to above, the Audit Committee recommended to the Company’s Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2015.

The Audit Committee has retained CohnReznick LLP as the Company’s independent registered public accounting firm for the fiscal year ending October 31, 2016.

It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and in accordance with accounting principles generally accepted in the United States. That is the responsibility of management and the Company’s independent registered public accounting firm. In giving its recommendation to the Board of Directors, the Audit Committee has relied on (i) management’s representation that such financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and (ii) the report of the Company’s independent registered public accounting firm with respect to such financial statements.

AUDIT COMMITTEE William L. Reynolds Marvin H. Fink Joseph Benoit

STOCKHOLDER PROPOSALS

Stockholders who intend to submit proposals at the 2017 Annual Meeting must submit such proposals to the Company no later than March 24, 2017 in order for them to be included in the Proxy Statement and the form of Proxy to be distributed by the Board of Directors in connection with that meeting. Stockholders proposals should be submitted to Corporate Secretary, RF Industries, Ltd., 7610 Miramar Road, San Diego, CA 92126-4202. Only proper proposals under Rule 14a-8 which are timely received will be included in the proxy statement in 2017.

FORM 10-K

The Company will furnish without charge to each person whose proxy is being solicited, upon request of any such person, a copy of the Annual Report of the Company on Form 10-K for the fiscal year ended October 31, 2015, as filed with the Securities and Exchange Commission, including financial statements and schedules thereto. Such report was filed with the Securities and Exchange Commission on January 29, 2016. Requests for copies of such report should be directed to the President, RF Industries, Ltd., 7610 Miramar Road, San Diego, CA 92126-4202. The Form 10-K may also be accessed electronically by means of the SEC’s home page on the Internet at http://www.sec.gov.

ANNUAL REPORT

The Company’s 2015 Annual Report, which consists of an abridged version of the Form 10-K and which includes audited financial statements for the Company’s fiscal year ended October 31, 2015, is being distributed along with this Proxy Statement. For your additional convenience, the Company is posting a copy of this Proxy Statement, the proxy card, and the Annual Report for the fiscal year ended October 31, 2015 on the Company’s website at www.rfindustries.com, under “Investor Information”, and at https://materials.proxyvote.com/749552.

OTHER MATTERS

The Board of Directors knows of no other matters which will be brought before the Annual Meeting. However, if any other matter properly comes before the Annual Meeting or any adjournment thereof, it is intended that the persons named in the enclosed form of Proxy will vote on such matters in accordance with their best judgment.

Johnny Walker President and CEO

San Diego, California

July 25, 2016

RF INDUSTRIES, LTD.
7610 MIRAMAR ROAD, SUITE 6000
SAN DIEGO, CA 92126-4202
ATTENTION: MARK TURFLER

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E12744-P81467

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

RF INDUSTRIES, LTD.

The Board of Directors recommends you vote FOR the following Class III director to serve until the 2019 Annual Meeting of Stockholders.

	For	Withhold
1. Election of Director		
1a. William L. Reynolds	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
2. Approval, on an advisory basis, of the compensation of our named executive officers as disclosed in the proxy statement.	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
3. Ratification of the selection of CohnReznick LLP as the independent registered public accounting firm for the fiscal year ending October 31, 2016.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

E12745-P81467

RF INDUSTRIES, LTD.
Annual Meeting of Stockholders
September 8, 2016 10:00 AM (PDT)
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Johnny Walker and Mark Turfler, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of RF INDUSTRIES, LTD. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM, PDT on September 8, 2016, at TroyGould PC, 1801 Century Park East, 16th Floor, Los Angeles, California 90067, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side